UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2016

DOMAIN EXTREMES INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53749	98-0632051
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

602 Nan Fung Tower, Suite 6/F, 173 Des Voeux Road Central, Central District, Hong Kong	N/A
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	+(852) 2868-0668

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 11, 2016, Francis Bok, Stephen Tang, Huang Run Peng, and Wu Cai Xia resigned from the Board of Directors (the “Board”) and their respective executive positions of Domain Extremes Inc. (the “Corporation”) as part of the Corporation’s management reorganization. The resignation by each of these individuals did not involve any disagreements with the Corporation or the management of the Corporation.

In connection with the departure of the aforementioned individuals the Corporation’s Board named the following individuals as current directors:

•	Lim Kock Chiang (Chairman and Chief Executive Officer)
•	Kok Seng Yeap (Vice-Chairman)
•	Kok May EE (Director and Chief Financial Officer)
•	Tan Peng Kwan (Director and Chief Operating Officer)
•	Mustapha Bin Taib (Director and Chief Marketing Officer)
•	Chan Kwong Kean (Director)
•	Phang Fuk Tjhan (Director)
•	Wan Mohd Akmal Bin Wan Salleh (Director)

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 11, 2016, the Board of the Corporation approved an amendment to Section 1 of Article II of the By-laws of the Corporation to increase the maximum Board size from seven (7) to ten (10) and fixed the current number at eight (8).

The foregoing description of the By-laws does not purport to be complete and is qualified in its entirety by reference to the full text of the By-laws, a copy of which is filed as Exhibit 3.1 hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	By-laws of the Corporation, as amended through April 11, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMAIN EXTREMES INC.

Date: April 13, 2016	By:	/s/ Lim Kock Chiang
Lim Kock Chiang Chief Executive Officer

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